EXHIBIT 21

                  MINNESOTA MINING AND MANUFACTURING COMPANY
                        AND CONSOLIDATED SUBSIDIARIES

                           PARENT AND SUBSIDIARIES
                                                    Percentage of
                                                Voting Securities
                             Organized Under   Beneficially Owned
Name of Company                      Laws of        by Registrant
Registrant:
Minnesota Mining and
  Manufacturing Company              Delaware

Consolidated subsidiaries of the registrant:
  Dyneon L.L.C.                      Delaware                54
  Eastern Heights Bank               Minnesota               99
  Media Networks, Inc.               Delaware               100
  National Advertising Company       Delaware               100
  3M Unitek Corporation              California             100
  3M Argentina S.A.C.I.F.I.A.        Argentina              100
  3M Australia Pty. Limited          Australia              100
  3M Oesterreich GmbH                Austria                100
  3M Belgium S.A./N.V.               Belgium                100
  Seaside Insurance Limited          Bermuda                100
  3M do Brasil Limitada              Brazil                 100
  3M Canada Inc.                     Canada                 100
  3M A/S                             Denmark                100
  Suomen 3M Oy                       Finland                100
  3M France, S.A.                    France                 100
  3M Deutschland GmbH                Germany                100
  3M Hong Kong Limited               Hong Kong              100
  3M Italia Finanziaria S.p.A.       Italy                  100
  Sumitomo 3M Limited                Japan                   50
  3M Health Care Limited             Japan                   75
  3M Korea Limited                   Korea                  100
  3M Mexico, S.A. de C.V.            Mexico                 100
  Distribution Services
    International B.V.               Netherlands            100
  3M Nederland B.V.                  Netherlands            100
  3M (New Zealand) Limited           New Zealand            100
  3M Norge A/S                       Norway                 100
  3M Puerto Rico, Inc.               Puerto Rico            100
  3M Singapore Private Limited       Singapore              100
  3M South Africa
    (Proprietary) Limited            South Africa           100
  3M Espana, S.A.                    Spain                  100
  3M Svenska AB                      Sweden                 100
  3M (East) A.G.                     Switzerland            100
  3M (Schweiz) A.G.                  Switzerland            100
  3M Taiwan Limited                  Taiwan                 100
  3M Thailand Limited                Thailand               100
  3M United Kingdom Holdings P.L.C.  United Kingdom         100
  3M Venezuela, S.A.                 Venezuela              100

NOTE:   Subsidiary companies excluded from the above listing,  if
considered in the aggregate, would not constitute a significant subsidiary.